Exhibit 99.1

August 26, 2013

Heidi Hagen Joins Aastrom Board of Directors

ANN ARBOR, Mich., Aug. 26, 2013 (GLOBE NEWSWIRE) — Aastrom Biosciences, Inc. (Nasdaq:ASTM), the leading developer of patient-specific, expanded multicellular therapies for the treatment of severe, chronic cardiovascular diseases, announced today that Heidi Hagen has joined the Aastrom Board of Directors.

Ms. Hagen is global chief operating officer at Sotio LLC, a biotechnology company developing new therapies for the treatment of cancer and autoimmune diseases using its immunotherapy platform and proprietary cell-based technologies.  Previously Ms. Hagen was senior vice president, operations, at Dendreon Corporation, where she was responsible for, among other duties, manufacturing and supply chain operations.  Prior to joining Dendreon, Ms. Hagen spent nearly ten years at Immunex Corporation, where she held several positions in drug development and supply chain and operations management.  Ms. Hagen earned her B.S. in cell and molecular biology, M.S. in bioengineering, and MBA at the University of Washington.

“With her outstanding technical and managerial experience in global operations in cellular and regenerative medicine, Heidi Hagen will play an important role in helping to advance our business strategies and maximize global commercial opportunities for Aastrom in the years ahead,” said Robert L. Zerbe, M.D., chairman of the Aastrom Board of Directors.  “We very much look forward to working with Heidi as a member of our Board.”

“I am very pleased to be joining the Aastrom Board of Directors during this exciting time in the company’s history,” said Ms. Hagen.  “Aastrom is well-positioned to advance its lead product, ixmyelocel-T, through the clinical development process in several important areas of unmet medical need, including the treatment of severe cardiovascular diseases such as advanced heart failure due to ischemic dilated cardiomyopathy.  I look forward to contributing to the continuing plans to maximize these opportunities for patients and Aastrom’s shareholders.”

About Aastrom Biosciences

Aastrom Biosciences is the leader in developing patient-specific, expanded multicellular therapies for use in the treatment of patients with severe, chronic cardiovascular diseases. The company’s proprietary cell-processing technology enables the manufacture of ixmyelocel-T, a patient-specific multicellular therapy expanded from a patient’s own bone marrow and delivered directly to damaged tissues.  Aastrom has advanced ixmyelocel-T into late-stage clinical development, including a Phase 2b clinical trial in patients with ischemic dilated cardiomyopathy. For more information, please visit Aastrom’s website at www.aastrom.com.

The Aastrom Biosciences, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3663

This document contains forward-looking statements, including, without limitation, statements concerning clinical trial plans and progress, objectives and expectations, clinical activity timing, intended product development, the performance and contribution of certain individuals and expected timing of collecting and analyzing treatment data, all of which involve certain risks and uncertainties. These statements are often, but are not always, made through the use of words or phrases such as “anticipates,” “intends,” “estimates,” “plans,” “expects,” “we believe,” “we intend,” and similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “potential,” “could,” “may,” or similar expressions. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the inherent uncertainties associated with the closing of the offering described herein, Aastrom’s intended use of proceeds in connection with the offering, clinical trial and product development activities, regulatory approval requirements, competitive developments, and the availability of resources and the allocation of resources among different potential uses.  These and other significant factors are discussed in greater detail in Aastrom’s Registration Statement on Form S-1 described above, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. These forward-looking statements reflect management’s current views and Aastrom does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

CONTACT:                     Media contact:

Andrea Coan

Berry & Company

acoan@berrypr.com

(212) 253-8881

Investor contact:

Chad Rubin

The Trout Group

crubin@troutgroup.com

(646) 378-2947